EXHIBIT 4

                                PLEDGE AGREEMENT

     In order to induce RICHARD P. JOHNSTON and JAYNE A. JOHNSTON, trustees of the JOHNSTON FAMILY LIVING TRUST U/A DTD. APRIL 11, 1994 (the "Company"), to extend credit to KENNETH J. WARREN, an individual residing at 5567 Capelstone Lane, Dublin Ohio 43017 (the "Pledgor"), to enable Pledgor to purchase on credit shares of the capital stock of ROYAL PRECISION, INC.("Company") by the delivery of a promissory note (the promissory note, being of even date herewith, and this Agreement are hereinafter referred to as the "Loan Documents" and the obligations of Pledgor under such promissory note and under this Agreement are hereafter referred to as the "Secured Obligations"), Pledgor hereby grants to the Company a security interest to secure the Secured Obligations, on the following terms and subject to the following conditions, in:

     (A) Five thousand eight hundred and eighty-one shares of the capital stock, par value $.01 per share of the Company (collectively, the "Pledged Shares");

     (B) any equity securities issued by the Company and any options, warranties or rights to acquire such securities, owned or acquired by Pledgor, directly or indirectly, now or at any time in the future;

     (C) any securities or other property issued or distributed to Pledgor with respect to any securities described in clauses (a) or (b) above as a dividend or as a result of any amendment of the Certificate of Incorporation of the Company or other charter documents, merger, consolidation, redesignation, reclassification, purchase or sale of assets, dissolution, or plan of arrangement, compromise or reorganization of the issuer thereof;

     (D) any rights incidental to the ownership of any of the securities described in clauses (a), (b) or (c) above such as voting, conversion and registration rights and rights of recovery for violations of applicable securities laws; and

     (E) the proceeds of the exercise, redemption, sale or exchange of any of the foregoing or any dividend, interest payment or other distribution of cash or property in respect thereof.

     All of the foregoing may be referred to herein as the "Pledged Collateral."

ARTICLE 1. PLEDGE.

     SECTION 1.1. DELIVERY.

     (A) Before, or at the same time as Pledgor has executed and delivered this Agreement to the Company, he has delivered to the Company all of the certificates representing the Pledged Shares, duly endorsed in blank without restriction and with all signatures guaranteed with a medallion signature guaranty acceptable at any principal national securities exchange and with all necessary transfer tax stamps affixed.

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     (B) If, at any time,  Pledgor  obtains  possession  of any  certificate  or instrument constituting or representing any of the Pledged Collateral (other than cash dividend from the Company out of earnings of the current or the last two fiscal years, he shall deliver such certificate or instrument to the Company forthwith duly endorsed in blank without restriction and with all signatures guaranteed with a medallion signature guaranty acceptable at any principal national securities exchange and with all necessary transfer tax stamps affixed.

     (C) Pledgor may retain for his own use and shall not be required to deliver to the Company any interest payments on or any cash dividends paid by the Company out of earning of the current or the last two fiscal years which have been paid on the Pledged Collateral, but if an event of default as described in
Section 4.1 below (an "Event of Default") has occurred and is continuing, then all such interest and dividends shall be delivered to the Company as provided in paragraph (b) of this Section 1.1.

     (D) If any of the Pledged Collateral is uncertificated securities, Pledgor shall (i) procure the issuance of security certificates to represent such Pledged Collateral and endorse and deliver such certificates to the Company as required by paragraph (b) of this Section 1.1, (ii) cause the issuer thereof to register the Company and the registered owner of such securities or (iii) cause the issuer thereof to enter into an agreement, in form and substance satisfactory to the Company, among the Company, the registered owner of such security, and the issuer to the effect that the issuer will comply with instructions originated by the Company without further consent by the registered owner.

     (E) If any Pledged Collateral is not securities and is not capable of being delivered, Pledgor shall deliver to the Company such financing statements or other instruments as are deemed necessary by the Company to enable it to perfect its security interest in such Pledged Collateral under applicable law.

     SECTION 1.2. RIGHTS. If no Event of Default has occurred or is continuing, the Pledged Collateral will be registered in the name of Pledgor, and he may exercise any voting or consensual rights that he may have as the owner of the Pledged Collateral for any purpose which is not inconsistent with this Agreement. Pledgor shall deliver to the Company copies of all notices, proxy statements, proxies and other information or instruments in his possession concerning such exercise and advise the Company of how he will exercise such rights at least five (5) days before any meeting or mailing any ballot or consent and shall not exercise any such right it, in the judgement of the Company, such exercise would have a material adverse effect on the value of the Pledged Collateral. If an Event of Default has occurred and is continuing, the Company may exercise all voting or consensual rights of the owners of any of the Pledged Collateral and Pledgor shall deliver to the Company all notices, proxy

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statements,  proxies  and other  information  and  instruments  relating  to the exercise so such rights received by Pledgor from the issuers of any of the Pledged Collateral promptly upon receipt thereof and shall at the request of the Company execute and deliver to the Company any proxies or other instruments which are, in the judgment of the Company, necessary for the Company to validly exercise such voting and consensual rights.

     SECTION 1.3. DUTY OF THE COMPANY. The duty of the Company with respect to the Pledged Collateral shall be solely to use reasonable care in the physical custody thereof, and the Company shall not be under any obligation to take any action with respect to any of the Pledged Collateral or to preserve rights against prior parties. The powers conferred on the Company hereunder are solely to protect its interest in the Pledged Collateral and do not impose any duty upon it to exercise any such powers. Pledgor is not looking to the Company to provide him with investment advice. The Company shall have no duty to ascertain or take any action with respect to calls, conversations, exchanges, maturities, tenders or other matters concerning any Pledged Collateral, whether or not the Company has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve any rights pertaining to any Pledged Collateral. The Company shall have no duty to exercise reasonable care to preserve the value of any of the Pledged Collateral unless (a) the value of the Pledged Collateral as determined by market prices (taking for this purpose
Pledged Collateral which is not the subject of market quotations as having no value unless it is the subject of a contract to purchase with a creditworthy counterparty) exceeds by at least ten percent (10%) the total amount of the Secured Obligations plus the cost of sale of such Pledged Collateral. (b) an Event of Default has occurred and is continuing, (c) Pledgor has timely made a reasonable request in writing to the Company to sell or redeem such Pledged Collateral. (d) Pledgor provides the Company with the funds necessary to exercise any purchase right and (e) Pledgor executes all instruments necessary to continue the security interest of the Company in the proceeds of the requested action.

     SECTION 1.4. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. Pledgor acknowledges that he has made his own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, conversions, subscriptions, exchanges. reorganizations, dividends, tender offers, mergers, consolidations and shareholder meetings) and Pledgor agrees that the Company has no responsibility to inform Pledgor of such matters or to take any action with respect thereto even if any of the Pledged Collateral has been registered in the name of the Company or its agent or nominee.

     SECTION 1.5. RETURN OF PLEDGED COLLATERAL. The security interest granted to the Company hereunder shall not terminate and the Company shall not be required to return the Pledged Collateral to Pledgor unless and until (a) the Secured Obligations have been fully paid or performed, (b) all of Pledgor's obligations hereunder have been fully paid or performed and (e) Pledgor has reimbursed the Company for any expenses of returning the Pledged Collateral and filing such termination statements and other instruments as are required to be filed in public offices under applicable laws.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to the Company as follows:

     SECTION 2.1. ENFORCEABILITY. This Agreement has been duly executed and delivered by Pledgor, constitutes his valid and legally binding obligation and is enforceable in accordance with its terms against Pledgor, his other creditors and purchasers of the Pledged Collateral.

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     SECTION 2.2. NO CONFLICT.  The execution,  delivery and performance of this
Agreement, the grant of the security interest in the Pledged Collateral hereunder and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Pledgor; (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Pledgor; (c) violate or result in the breach of any material agreement to which Pledgor is a party or by which any of his properties. including the Pledged Collateral, is bound; nor (d) violate any restriction on the transfer of any of the Pledged Collateral.

     SECTION 2.3. NO CONSENTS. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement, the valid and lawful creation and perfection of the Company's security interest in the Pledged Collateral or the valid and lawful exercise by the Company of remedies available to it under this Agreement or applicable law or of the voting and other rights granted to it in this Agreement except as may be required for the offer or sale of those items of Pledged Collateral which are securities under applicable securities laws.

     SECTION 2.4. SECURITY INTEREST. Pledgor is the sole record and beneficial owner of the Pledged Shares free and clear of all liens. encumbrances and adverse claims and Pledgor has the unrestricted right to grant the security interest provided for herein to the Company. Pledgor has duly endorsed and delivered to the Company all of the certificates representing the Pledged Shares and has granted to the Company a valid and perfected first priority security interest in the Pledged Shares, free of all interest in the Pledged Shares, free of all liens, encumbrances, transfer restrictions and adverse claims.

     SECTION 2.5. INFORMATION. None of the information, documents, or financial statements which has been furnished by Pledgor or his representatives to the Company or any of its representatives in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated hereby or thereby or necessary to make such statements not misleading.

     SECTION 2.6. NAME AND ADDRESS. Pledgor's full legal name and his principal residence address are correctly set forth under his signature at the end of this Agreement.

ARTICLE 3. COVENANTS. Pledgor hereby covenants and agrees with the Company that Pledgor shall:

     SECTION 3.1 DEFEND TITLE. Defend his title to the Pledged Collateral and the security interest of the Company therein against the claims of any person claiming rights in the Pledged Collateral against or through Pledgor and maintain and preserve such security interest and its priority so long as this Agreement shall remain in effect

     SECTION 3.2. NO TRANSFER. Neither sell nor offer to sell nor otherwise transfer nor encumber any portion of the Pledged Collateral; nor enter into any agreement which relates to the voting of or restricts the transfer of any of the Pledged Collateral.

     SECTION 3.3. FURTHER ASSURANCES. At Pledgor's expense, do such further acts and execute and deliver such additional conveyances, certificates, instruments, legal opinions and other assurances as the Company may at any time request or require to protect, assure or enforce its interests, rights and remedies under this Agreement. Pledgor shall execute and deliver to the Company and file with the appropriate governmental offices in the State of Wyoming one or more Uniform

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Commercial Code financing  statements  describing the Pledged  Collateral in the words used above, or amendments or continuations thereof whenever necessary to continue the perfection of the Company's security interest hereunder and whenever requested by the Company.

     SECTION 3.4. NAME AND ADDRESS. Notify the Company at least ninety (90) days before he changes his name or the address of his principal residence.

     SECTION 3.5. LATER DELIVERIES. Deliver or transfer a first priority security interest in any Pledged Collateral that is transferred or delivered to the Company after the date hereof, free and clear of all liens, encumbrances, transfer restrictions and adverse claims.

ARTICLE 4. DEFAULT.

     SECTION 4.1. EVENTS OF DEFAULT.

     (A) If Pledgor fails to pay or perform, as the case may be, any of the Secured Obligations when the same becomes due and payable or performable, as the case may be; or

     (B) If an event of default or event requiring the payment of the balance of such promissory note occurs; or

     (C) If Pledgor fails to fails to perform any obligation or violates any covenant contained in this Agreement, other than those referred to in subsection
(a) above, and such failure or violation continues unremedied for a period of three (3) days after the Company requests Pledgor to remedy such failure or violation; or

     (D) If any representation or warranty made by Pledgor in this Agreement or any information contained in any financial statement or other document delivered to the Company by or on behalf of Pledgor contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; or

     (E) If Pledgor:

          (i) dies; or

          (ii) makes an assignment for the benefit of, or enters into any composition or arrangement with, creditors; or

          (iii) generally does not pay his debts as such debts become due; or

          (iv) conceals, removes, or permits to be concealed or removed, any part of his property, with intent to hinder, delay or defraud his creditors or any of them, or makes or suffers a transfer of any of his property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or makes any transfer of his property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

     (F) If (i) a trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of Pledgor for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of his creditors; or

          (ii) an order (A) for relief as to Pledgor is granted under Title 11 of the United States Code or any similar law, or (B) declaring Pledgor to be incompetent is entered by any court, or

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          (iii)  Pledgor files any pleading  seeking,  or authorizes or consents to, any such appointment or order, whether by formal action or by the admission of the material allegations of a pleading or otherwise, or

          (iv) any action or proceeding seeking such appointment or order is commenced without the authority or consent of Pledgor, and is not dismissed within thirty (30) days after its commencement;

Pledgor shall be in default and the Company shall have, in addition to any other remedies available to it under the law or any agreement, the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code.

     SECTION 4.2. REMEDIES.

     (A) If an Event of Default has occurred and is continuing, the Company may, in its discretion: (i) register any of the Pledged Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees, (ii) exchange certificates representing any of the Pledged Collateral for certificates of larger or smaller denominations, (iii) exercise any voting rights of a holder of any of the Pledged Collateral in any manner which would, in the commercially reasonable judgment of the Company. preserve or enhance the value of the Pledged Collateral, (iv) exercise any conversion, registration. purchase or other rights of a holder of any of the Pledged Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Pledged Collateral for the purposes of Section 5.1 below; and (v) collect,. including by legal action, any notes, checks or other instruments for the payment of money included in the Pledged Collateral and compromise or settle with any obligor of such instruments.

     (B) If notice of the time and place of any public sale of the Pledged Collateral or the time after which any private sale or other intended disposition is required by the Uniform Commercial Code, Pledgor acknowledges that five (5) days advance notice thereof will be a reasonable notice. The Company shall not be obligated to make any sale of Pledged Collateral regardless of whether notice of sale has been given. The Company may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (C) If, under the Uniform Commercial Code, the Company may purchase any part of the Pledged Collateral, it may. in payment of any part of the purchase price thereof cancel any part of the Secured Obligations.

     (D) If any of the Pledged Collateral is sold on credit or for future delivery, it need not be retained by the Company until the purchase price is paid and the Company shall incur no liability if the purchaser fails to take up or pay for such Pledged Collateral In case of any such failure, such Pledged Collateral may be sold again.

     (E) Pledgor shall execute and deliver to the purchasers of the Pledged Collateral all instruments and other documents necessary or proper to sell, convey, and transfer title to such Pledged Collateral and, if approval of any sale of Pledged Collateral by any governmental body or officer is required, Pledgor shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications reports, and forms and do all other things necessary or proper to expeditiously obtain such approval.

     (F) Any cash held by the Company as Pledged Collateral and all cash proceeds of any sale of collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Company, be held by the Company as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to the Company pursuant to Article 5

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below) in whole or in part against,  all or any part of the Secured  Obligations in such order as the Company may elect. Any surplus of such cash or cash proceeds held by the Company and remaining after payment in full of all of the Company's expenses hereunder and the Secured Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

     SECTION 4.3. APPOINTMENT OF THE COMPANY AS AGENT. Pledgor hereby appoints and constitutes the Company, its successors and assigns, as his agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action or executing any instrument that the Company considers necessary or convenient for such purpose, including the power to (a) endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of Pledgor, (b) endorse and deliver in the name of and on behalf of Pledgor securities certificates, (c) execute and deliver in the name of and on behalf of Pledgor instructions to the issuers of uncertified securities and (d) to execute and file in the name of and on behalf of Pledgor financing statements (which may be photocopies of this Agreement) and continuations and amendments to financing statements in the State of Wyoming or elsewhere and Forms 144 with the United States Securities and Exchange Commission. This appointment is coupled with an interest and is irrevocable and will not be affected by the death or bankruptcy of Pledgor nor by the lapse of time. If Pledgor fails to perform any act required by this Agreement, the Company may perform such act in the name of and on behalf of Pledgor and at his expense which shall be chargeable to Pledgor under Article 5 below. Pledgor hereby consents and agrees that the issuers of or obligors of the Pledged Collateral or any registrar or transfer agent or trustee for any of the Pledged Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of the Company to effect any transfer pursuant to this Agreement and the authority granted to the Company herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor, or any other person, to any of such issuers, obligors, registrars, transfer agents, or trustees.

     SECTION 4.4. IMPACT OF REGULATIONS. Pledgor acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of the Company to sell or otherwise dispose of securities included in the Pledged Collateral. For this reason, Pledgor hereby authorizes the Company to sell any securities included in the Pledged Collateral in such manner and to such persons as would, in the judgment of the Company, help to ensure that the transfer of such securities will be given prompt and effective approval by any relevant regulatory authorities and will not require any of the securities to be registered or qualified under any applicable securities laws. Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Pledged Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and Pledgor shall not attempt to hold the Company responsible for selling any of the Pledged Collateral at an inadequate price even if the Company accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If the Company shall sell any securities included in the Pledged Collateral at such sale, the Company shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable

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price  obtainable  on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor hereby assigns to the Company any registration rights or similar rights Pledgor may have from time to time with respect to any of the Pledged Collateral.

     SECTION 4.5. IRREVOCABLE PROXY. In furtherance of the rights granted to the Company under Section 1.2 and paragraph (a) of Section 4 2 above, and not by way of limitation of such rights, Pledgor hereby appoints the Company and its officers as his proxy to vote any of the Pledged Shares or any of the other Pledged Collateral, attend meetings of the holders of such securities and to execute consents, waivers and releases with respect thereto. The Company and such officers shall have the power of substitution with respect to such proxy. Such proxy shall continue in force until the security interest granted to the Company hereunder has terminated. Such proxy is irrevocable by Pledgor or by his death, incapacity or bankruptcy. Pledgor acknowledges that such proxy is a power coupled with an interest, including, without limitation, the security interest granted to the Company herein and the related remedies granted to the Company in this Article 4 The proxy granted under this Section 4.5 shall not be exercised by the Company or its officers unless and until an Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, the Company may exercise such proxy as provided in paragraph (a) of Section 4.2 above.

ARTICLE 5. EXPENSES.

     SECTION 5.1. PAYMENT. Pledgor agrees that he will forthwith upon demand pay to the Company:

     (A) the amount of any taxes which the Company may have been required to pay by reason of holding the Pledged Collateral or to free any of the Pledged Collateral from any lien, encumbrance or adverse claim thereon, and

     (B) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any brokers, investment brokers, appraisers or other experts, that the Company may incur in connection with (i) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Pledged Collateral and the validity, perfection, rank and value of the Company's security interest therein, (ii) the collection, sale or other disposition of any of the Pledged Collateral, (iii) the exercise by the Company of any of the rights conferred upon it hereunder, or
(iv) any action or proceeding to enforce its rights under this Agreement or in pursuant of any non-judicial remedy hereunder including the sale of the Pledged Collateral.

     Any such amount not paid on demand shall bear interest (computed on the basis of the number of days elapsed over a year of three hundred sixty(360)
days) at a rate per annum equal to the prime rate appearing in the Wall Street Journal on the business day preceding the interest payment.

     SECTION 5.2 INDEMNITY. Pledgor shall indemnify the Company and its partners, directors, officers, employees, agents and attorneys against, and hold them harmless from, any liability, cost or expense, including the fees and disbursements of their legal counsel, incurred by any of them under the corporate or securities laws applicable to holding or selling any of the Pledged Collateral, except for liability, cost or expense arising out of the recklessness or willful misconduct of the indemnified parties.

     SECTION 5.3. DISCHARGE OF LIENS. At its option, the Company may pay and discharge taxes, liens, security interests and other encumbrances on the Pledged Collateral. Pledgor agrees to reimburse the Company under Section 5.1 above for any payment made or any expense incurred (including reasonable attorneys' fees and expenses to the extent permitted by law) by the Company pursuant to the foregoing authorization.

ARTICLE 6.  WAIVERS.

     SECTION 6.1. WAIVER OF SURETYSHIP AND IMPAIRMENT OF COLLATERAL DEFENSES. Pledgor hereby waives any defense to his obligations under this Agreement and any claim that the security interest granted herein had been discharged or released based on suretyship or impairment of collateral including, but not limited to, the occurrence on any one or more occasions, of any of the following:

     (A) the amendment, modification or waiver of any term of the Loan Documents or any other agreement or instrument evidencing or creating any of the Secured Obligations or any payment or other performance due thereunder.

     (B) the grant, exchange, release, surrender, disposal, invalidity or impairment of or the failure to properly perfect any security interest in any collateral which secures the Company's obligations hereunder, any of the Secured Obligations or any other guaranty thereof.

     (C) the existence or assertion by Pledgor of any defense to the Secured Obligations, including, but not limited to, the bankruptcy of the Company;

     (D) the impossibility or illegality of any payment or performance of any of the Secured Obligations by Pledgor;

     (E) any change in the relationship between Pledgor and the Company that existed on the date hereof;

     (F) any extension of the time for the payment or other performance of any Secured Obligation on one or more occasions and for any period of time;

     (G) any merger, consolidation, reorganization or other change in the corporate organization of the Company;

     (H) the exercise, pursuit or waiver of any right or remedy that the Company may have against Pledgor or any other person or collateral at any time or the failure to exercise or pursue any such right or remedy;

     (I) the failure of the Company to give notice to Pledgor of the occurrence of any default in Pledgor's payment or other performance of the Secured Obligations;

     (J) the taking of or omission to take any action under this Agreement, the Loan Documents or the Secured Obligations; and

     (K) the release or discharge of any guarantor or surety with respect to the Loan Documents or Secured Obligations or any agreement not to sue such persons.

     SECTION 6.2. WAIVERS OF NOTICE. Pledgor hereby waives presentment, demand, protest, notice of any default under the Loan Documents, and all other notices to Pledgor specified in the Loan Documents or any other agreement between Pledgor and the Company.

ARTICLE 7. MISCELLANEOUS.

     SECTION 7.1. THIS AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

     SECTION 7.2. NON-WAIVER. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

     SECTION 7.3. WAIVERS. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

     SECTION 7.4. AMENDMENTS. No amendment, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

     SECTION 7.5. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

     SECTION 7.6. SUCCESSORS. The terms of this Agreement shall be binding upon Pledgor, his heirs and personal representatives, and shall inure to the benefit of the Company, its corporate successors, and any holder, owner or assignee of any rights in any of the Loan Documents and will be enforceable by them as their interest may appear.

     SECTION 7.7. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

     SECTION 7.8. SATURDAYS, SUNDAYS AND HOLIDAYS. Where this Agreement authorized or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the net succeeding business day.

     SECTION 7.9. JOINT PREPARATION. This Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

     SECTION 7.10. RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive buy not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

     SECTION 7.11. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth under such party's signature hereto and with such copies delivered, transmitted or mailed to such persons as are specified therein. Any party may change his address for notices in the manner set forth above.

     SECTION 7.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may executed this Agreement by signing and delivering one or more counterparts.

     SECTION 7.13. LEGAL MATTERS.

     (A) REASONABLE  RELATION.  The parties  hereto agree that certain  material
events,   occurrences  and  transactions  relating  to  this  Agreement  bear  a reasonable relationship to the State of Wyoming.

     (B) CHOICE OF LAW. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of Wyoming which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State of Wyoming.

     (C) JURISDICTION, VENUE, SERVICE OF PROCESS. The State and Federal District Courts located in State and Federal District Courts located in Wyoming shall have exclusive jurisdiction and venue of any action or proceeding arising out of or related to the negotiation, executing, delivery, performance, breach or enforcement of this Agreement or any other agreement, document or instrument negotiated, executed, delivered, entered into or performed in connection with this Agreement or any of the transactions contemplated hereby or thereby; any waiver, modification, amendment or termination hereof or thereof are any action taken or omission made by Pledgor or the Company or any of their respective directors, officers, employees, agents or attorneys in connection with the payment, performance, exercise or enforcement or any right, duty or obligation created or implied hereby or thereby or arising hereunder or thereunder; regardless of whether any claim, counterclaim or defense in any such action, suit or proceeding is characterized as arising out of fraud, negligence, recklessness, intentional misconduct, a breach of contract or fiduciary duty, or violation of a statute, law, ordinance, rule or regulation. The parties hereto hereby irrevocably consent to the personal jurisdiction of such courts, to such venue and to the service of process in the manner provided for the giving of notices in this Agreement. The parties hereto hereby waive all objections to such jurisdiction and venue including those which might be based upon inconvenience or the nature of the forum.

     (D) WAIVER OF JURY TRIAL. Pledgor hereby voluntarily, knowingly, irrevocably and unconditionally waives and relinquishes his right to trial by jury under the Constitution of the United States of America or of the State of Wyoming or any other constitution, statute or law in any civil legal action, suit or proceeding arising out of or related to the negotiation, execution, delivery, performance, breach or enforcement of this Agreement or any other agreement, document or instrument negotiated, executed, delivered, entered into or performed in connection with this Agreement or any of the transactions contemplated hereby or thereby; any waiver, modification, amendment or termination hereof or thereof or any action taken or omission made by Pledgor or the Company or any of their respective directors, officers, employees, agents or attorneys in connection with the payment, performance, exercise or enforcement of any right, duty or obligation created or implied hereby or thereby or arising hereunder or thereunder; regardless of whether any claim, counterclaim or defense in any such action, suit or proceeding is characterized as arising out of fraud, negligence, recklessness, international misconduct, a breach of contract or fiduciary duty, or violation of a statue, law, ordinance, rule or regulation.

     IN WITNESS WHEREOF, Pledgor has signed this Pledge Agreement as of this 19th day of October, 1999.

                                        PLEDGOR:


                                        ----------------------------------------
                                        Kenneth J. Warren


Accepted as of October 19, 1999

JOHNSTON FAMILY LIVING
TRUST U/A DTD. APRIL 11, 1994



By:
   --------------------------------
   Richard P. Johnston, Trustee